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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Autotote Corporation:

     We consent to the use of our report dated December 5, 1996, except for Notes 7 and 21 which are as of January 29, 1997, and Note 22 which is as of July 1, 1997, with respect to the consolidated balance sheets of Autotote Corporation and subsidiaries as of October 31, 1996 and 1995 and the related consolidated statements of operations, stockholders' equity (deficit), cash flows, and financial statement schedule for each of the years in the three-year period ended October 31, 1996, and to the references of our firm under the headings "Summary Historical Consolidated Financial Data," "Selected Historical Consolidated Financial Data," and "Accountants" included in the registration statement on Form S-4 of Autotote Corporation.

                                          KPMG Peat Marwick LLP

Short Hills, New Jersey

September 11, 1997